UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2007

ML WINTON FUTURESACCESS LLC
(Exact name of each Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-51084 (Commission File Number)	20-1227904 (IRS Employer ID Number)

c/o Merrill Lynch Alternative Investments LLC Princeton Corporate Campus 800 Scudders Mill Road – Section 2G Plainsboro, New Jersey 08536 (Address of principal executive offices) (Zip Code)
(609) 282-6091

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the manager (the “Manager”) of ML Winton FuturesAccess LLC (the “registrant”).

(b)           Effective as of May 22, 2007, Benjamin C. Weston resigned as the Chief Executive Officer and President of the Manager, and resigned as a member of the Manager’s Board of Managers.

Effective as of July 28, 2007, Robert M. Alderman resigned as a Vice President of the Manager, and resigned as a member of the Manager’s Board of Managers.

(c)           Effective as of May 22, 2007, Robert D. Ollwerther became the Chief Executive Officer and President of the Manager.

Robert D. Ollwerther was born in 1956. He is the Chief Executive Officer, Chief Operating Officer, President and a member of the Board of Managers of MLAI. He has over 25 years of experience in the securities industry. He began his career with Coopers & Lybrand, CPAs. Since joining Merrill Lynch in 1981, he has primarily served in finance positions in the U.S. and abroad, including Chief Financial Officer for Europe, the Middle East and Africa, Chief Financial Officer for Latin America and Canada, Chief Financial Officer of Global Equity Markets, Chief Financial Officer of Global Private Equity, Director of Institutional and International Audit and Manager of Merrill Lynch Financial Reporting.  He holds a Bachelor of Science in accounting from Fairfield University and a Master of Business Administration from New York University, and is a Certified Public Accountant.

Robert D. Ollwerther continues to serve as Chief Operating Officer of the Manager and is also a member of the Manager’s Board of Managers, positions which he held prior to his appointment as the Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC
By:	Merrill Lynch Alternative Investments LLC
Its: Manager

By:/	/s/ Barbra Kocsis Name: Barbra Kocsis Title: Chief Financial Officer

Date:  August 9, 2007